Exhibit (a)(5)(i)
Exhibit(a)(5)(i) RAYMOND JAMES & ASSOCIATES, INC. Materials prepared for: Project Phoenix May 28, 2009

TABLE OF CONTENTS TAB PAGE 1 SUMMARY OF ALTERNATIVES 1 2 CASH- OUT RECAP ANALYSIS 2 3 EQUITY RECAP ANALYSIS 4

SUMMARY OF ALTERNATIVES

SUMMARY OF ALTERNATIVES
Scenario 1: Cash- Out Recap Scenario 2: Equity Recap 2a: 2b: Management Lower Growth Growth Case Case Scenario 3: Bankruptcy 3a: 3b: 3c: 100% Pay Court- Forced Zero Equity Plan Recap Value 3b(i): 3b(ii): 3b(iii): 85/15 90/10 95/5 (Highland / (Highland / (Highland / Unaffiliated) Unaffiliated) Unaffiliated)

CASH- OUT RECAP ANALYSIS

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Scenario 1: Cash- Out Recap May 28, 2009 10:16 AM Key Assumptions Projected mid- year cash balance (1) $23.2 Minimum cash balance (2) 7.0 Transaction expenses 3.0 Recent share price (3) 0.26 Elimination of public company costs (2) 2.4 Cash Available for Share Purchase Projected mid- year cash balance $23.2 Less: minimum cash balance (4) 7.0 Cash available for share purchase $16.2 Calculation of Unaffiliated Shares Shares % Total common stock (5) 17.6 100.0% Less: Highland Capital shares 8.4 48.0% (6) Less: Management shares 0.2 1.1% Total unaffiliated shares 8.9 50.9% Transaction Feasibility Over Range of Premia Assumed purchase price $0.90 $1.00 $1.10 $1.20 $1.31 Recent share price 0.26 0.26 0.26 0.26 0.26 Implied premium (8) 244% 282% 320% 359% 402% otal shares to purchase 9.9 9.9 10.0 10.0 10.1 x assumed purchase price $0.90 $1.00 $1.10 $1.20 $1.31 Cash required for share purchase 8.9 9.9 10.9 12.0 13.2 Add: transaction expenses 3.0 3.0 3.0 3.0 3.0 Transaction cash required $11.9 $12.9 $13.9 $15.0 $16.2 Estimated cash available $16.2 $16.2 $16.2 $16.2 $16.2 Less: transaction cash required (11.9) (12.9) (13.9) (15.0) (16.2) Excess cash above minimum cash balance $4.4 $3.3 $2.3 $1.2 $ Total unaffiliated shares 8.9 8.9 8.9 8.9 8.9 Add: management shares 0.2 0.2 0.2 0.2 0.2 Add: dilutive impact of options and warrants (7) 0.7 0.7 0.8 0.9 0.9 Total shares to purchase 9.9 9.9 10.0 10.0 10.1 Highland Post- Transaction Balance Sheet Cash Minimum cash balance $7.0 $7.0 $7.0 $7.0 $7.0 Add: excess cash after recapitalization 4.4 3.3 2.3 1.2 Add: elimination of public company costs 2.4 2.4 2.4 2.4 2.4 Post- transaction Highland Capital cash (9) $13.7 $12.7 $11.7 $10.6 $9.4
(1) Estimated cash balance on June 30, 2009 per Phoenix management; assumes no cash contribution by Highland Capital. (2) Management estimate. (3) Five- day trailing VWAP as of May 27, 2009. (4) Management estimate of minimum cash balance to fund working capital needs, interest payments, and other cash disbursements. (5) As of March 31, 2009 per 10-Q. (6) Per Company’s 10- K filing. (7) Calculated to adjust dilutive impact of options and warrants; assumes cancellation of all out- of- the- money options at close. (8) Premium to five- day trailing VWAP of $0.26 as of May 27, 2009. (9) Post- transaction cash available to Highland. Page 2

CONFIDENTIAL Project Phoenix ($s in millions except per share) As- Exercised Shares May 28, 2009 10:16 AM Calculation of As- Exercised Shares: Treasury Stock Calculation (1) 1991 Option Plan Tranche 1 2 3 4 5 6 Options outstanding (2) 200,000 220,000 415,000 525,000 450,000 496,000 Weighted average exercise price/share $0.56 $0.18 $0.22 $1.02 $1.64 $1.63 Equity value of options 112,000 39,600 91,300 535,500 738,000 808,480 Assumed purchase price (3) $1.00 $1.00 $1.00 $1.00 $1.00 $1.00 Treasury stock impact 112,000 39,600 91,300 - Total 88,000 180,400 323,700 - 1995 Option Plan Tranche 1 2 3 4 5 6 7 8 Options outstanding (2) 6,000 140,000 15,000 15,000 40,000 80,000 50,000 40,000 Weighted average exercise price/share $0.53 $0.26 $0.75 $0.15 $0.12 $1.29 $1.40 $1.12 Equity value of options 3,180 36,400 11,250 2,250 4,800 103,200 70,000 44,800 Assumed purchase price (3) $1.00 $1.00 $1.00 $1.00 $1.00 $1.00 $1.00 $1.00 Treasury stock impact 3,180 36,400 11,250 2,250 4,800 - Total 2,820 103,600 3,750 12,750 35,200 - Total dilutive impact of options and warrants 750,220 Sensitivity Analysis for Diluted Shares Transaction Premia Premia $0.90 $1.00 $1.10 $1.20 $1.31 Purchase price 242% 281% 319% 357% 399% Dilutive impact of options 715,267 748,840 812,258 878,399 942,299 (1) Includes all option tranches with weighted average strike price less than $2.00. (2) Company proxy: May 5, 2009. (3) Assumed purchase price per share used for illustrative purposes only. Page 3

EQUITY RECAP ANALYSIS

CONFIDENTIAL

Project Phoenix
Scenario 2: Equity Recap Summary

($s & shares in millions except per share)
May 28, 2009 10:16 AM

Key Assumptions

Estimated post-recap ownership (1):	Highland		90.0%
	Unaffiliated holders		10.0%
Interest rate on debt (2)			10.0%
Interest rate on cash (2)			3.0%
Discount rate (WACC)			15.0%
Assumed post-recap leverage (3)			5.0x
Terminal value -- exit multiple			6.0x
Minimum cash balance (4)		$	7.0
Transaction expenses			3.0
Annualized Q1 2009 EBITDA			26.0

Post-Recap Capitalization

	June 30, 2009 (7)	Recap Transaction	Pro Forma
Total cash (8)	$ 23.2	$ (3.0)	$ 20.2
Equity	(29.2)	84.6	55.4
Total debt	227.8	(84.5)	143.2

Recap Transaction

	6/30/2009			Pro Forma (1)	
	Shares	% (5)	Recap	Shares	%
Highland shares	8.4	48.0%	73.8	82.2	90.0%
Unaffiliated shares	9.1	52.0%	-	9.1	10.0%
Float	17.6	100.0%	73.8	91.4	100.0%

Post-Recap Leverage

	Closing	December 31, (10)				
	Jun 2009 (3)	2009	2010	2011	2012	2013
Net debt / EBITDA (9)	5.0x	3.7x	2.8x	2.1x	1.5x	1.0x

	Assumed Market Value of Debt		
	Face	75.0%	50.0%
Principal value of debt exchanged	$ 84.6	$ 63.4	$ 47.6
Recap shares issued	73.8	73.8	73.8
Implied recap share value	**$ 1.15**	**$ 0.86**	**$ 0.64**

Recent share price (6)	**$ 0.26**

(1) Hypothetical post-recap split.
(2) Raymond James assumption.
(3) Leverage as a multiple of annualized Q1 EBITDA; Raymond James assumption.
(4) Management estimate of minimum cash balance necessary to fund working capital needs, interest payments, and other cash disbursements.
(5) Estimated ownership percentages from Company's 10-K filing.
(6) Five-day trailing VWAP as of May 27, 2009.
(7) March 31, 2009 capitalization used as proxy for June 30, 2009 capitalization except for cash balance, which is an estimate for June 30th provided by management.
(8) Estimated cash balance on June 30, 2009 per Phoenix management.
(9) Debt calculated net of excess cash available after funding management estimated minimum cash requirement and transaction expenses.
(10) Leverage as a multiple of LTM EBITDA.

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CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Scenario 2a: Equity Recap — Discounted Cash Flow Analysis (Post- Recap / Management Growth Case) May 28, 2009 10:16 AM Second- Half Years Ending December 31, Annual Free Cash Flows 2009 2010 2011 2012 2013 Total revenue 124.0 271.9 296.6 325.2 360.1 % growth 9.6% 9.1% 9.6% 10.7% EBITDA $18.6 $45.9 $56.6 $67.0 $78.7 % growth 23.4% 23.4% 18.3% 17.5% -Depreciation and amortization (13.4) (26.3) (27.4) (28.8) (30.3) EBIT 5.2 19.8 29.4 38.4 48.6 -Unlevered cash taxes (1) 39.0% (2.0) (7.7) (11.5) (15.0) (19.0) + Depreciation and amortization 13.4 26.3 27.4 28.8 30.3 -Net working capital additions 2.4 1.9 (1.5) (1.9) (2.7) -Maintenance capital expenditures (11.8) (24.7) (25.8) (27.1) (28.6) = Unlevered free cash flows $7.1 $15.6 $18.1 $23.2 $28.6 Present value of annual free cash flows @ WACC 15.0% $6.7 $12.6 $12.7 $14.2 $15.2 Present value of annual cash flows $61.5 FY2013 EBITDA $78.7 Terminal exit multiple 6.0x Terminal enterprise value 472.2 PV of terminal value $251.5 PV of all cash flows $313.0 Less: post- recap debt 143.2 Add: estimated excess cash 13.2 Implied equity value $183.0 Implied equity value per share (2) $2.00 Lender viability discount factor (3) 15.0% Adjusted equity value $155.6 Adjusted equity value per share (2) $1.70 Assumed exit date 12/31/13 4.5 years 15.0% Adjusted Equity Value Range of Terminal Year Valuation Multiples 156 5.5x 6.0x 6.5x 7.0x 10.0% $188.3 $210.0 $231.8 $253.6 WACC 12.5% 161.5 181.2 200.8 220.5 15.0% 137.7 155.6 173.4 191.2 17.5% 116.6 132.8 148.9 165.1 Value of Unaffiliated Equity @ 10.0% Split Range of Terminal Year Valuation Multiples 5.5x 6.0x 6.5x 7.0x 10.0% $18.8 $21.0 $23.2 $25.4 WACC 12.5% 16.2 18.1 20.1 22.1 15.0% 13.8 15.6 17.3 19.1 17.5% 11.7 13.3 14.9 16.5 Unaffiliated Equity — Adjusted Value Per Share Range of Terminal Year Valuation Multiples 5.5x 6.0x 6.5x 7.0x 10.0% $2.06 $2.30 $2.54 $2.77 WACC 12.5% 1.77 1.98 2.20 2.41 15.0% 1.51 1.70 1.90 2.09 17.5% 1.28 1.45 1.63 1.81
(1) For DCF purposes, cash taxes have been calculated by applying a standard blended tax rate to projected unlevered pre- tax income. This tax calculation does not incorporate Company- specific factors impacting the tax rate such as current book- tax differences, nor does it attempt to look through a recap transaction in order to project the impact such differences or such a transaction might have on the Company’s effective tax rate. (2) Using 91.4 million post- recap shares. (3) Raymond James assumption; discount factor to risk- adjust for potential Highland Capital insolvency. Page 5

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Scenario 2b: Equity Recap — Discounted Cash Flow Analysis (Post- Recap / Lower Growth Case) May 28, 2009 10:16 AM Second- Half Years Ending December 31, Annual Free Cash Flows (1) 2009 2010 2011 2012 2013 Total revenue 124.0 261.2 277.9 296.2 318.3 % growth 5.3% 6.4% 6.6% 7.4% EBITDA $18.6 $40.4 $45.3 $51.1 $59.0 % growth 8.7% 12.2% 12.8% 15.4% -Depreciation and amortization (13.4) (26.3) (27.4) (28.8) (30.3) EBIT 5.2 14.2 18.0 22.5 28.9 -Unlevered cash taxes (2) 39.0% (2.0) (5.5) (7.0) (8.8) (11.3) + Depreciation and amortization 13.4 26.3 27.4 28.8 30.3 -Net working capital additions 2.4 1.9 (1.5) (1.9) (2.7) -Maintenance capital expenditures (11.8) (24.7) (25.8) (27.1) (28.6) = Unlevered free cash flows $7.1 $12.2 $11.1 $13.5 $16.6 Present value of annual free cash flows @ WACC 15.0% $6.7 $9.9 $7.8 $8.3 $8.8 Present value of annual cash flows $41.5 FY2013 EBITDA $59.0 Terminal exit multiple 6.0x Terminal enterprise value 354.1 PV of terminal value $188.6 PV of all cash flows $230.1 Less: post- recap debt 143.2 Add: estimated excess cash 13.2 Implied equity value $100.1 Implied equity value per share (4) $1.10 Lender viability discount factor (3) 15.0% Adjusted equity value $85.1 Adjusted equity value per share (4) $0.93 Assumed exit date 12/31/13 4.5 years 15.0% Adjusted Equity Value Range of Terminal Year Valuation Multiples 85 5.5x 6.0x 6.5x 7.0x 10.0% $108.7 $125.0 $141.3 $157.6 WACC 12.5% 89.1 103.8 118.6 133.3 15.0% 71.7 85.1 98.4 111.8 17.5% 56.3 68.4 80.5 92.6 Value of Unaffiliated Equity @ 10.0% Split Range of Terminal Year Valuation Multiples 5.5x 6.0x 6.5x 7.0x 10.0% $10.9 $12.5 $14.1 $15.8 WACC 12.5% 8.9 10.4 11.9 13.3 15.0% 7.2 8.5 9.8 11.2 17.5% 5.6 6.8 8.1 9.3 Unaffiliated Equity — Adjusted Value Per Share Range of Terminal Year Valuation Multiples 5.5x 6.0x 6.5x 7.0x 10.0% $1.19 $1.37 $1.55 $1.73 WACC 12.5% 0.97 1.14 1.30 1.46 15.0% 0.78 0.93 1.08 1.22 17.5% 0.62 0.75 0.88 1.01
Note: Scenario 2b illustrates the impact of a lower growth rate of the CPAP supply (traditional) business, which is the primary growth driver in Company projections. (1) Phoenix management projection (dated 5.7.09) modified according to RJ assumptions: (1) reduced CPAP supply (traditional) revenue growth rate from CY2010 to CY2013 to 10.0% y- o- y; (2) operating expense growth rate from CY2010 to CY2012 maintained at 5.0% y- o- y. (2) For DCF purposes, cash taxes have been calculated by applying a standard blended tax rate to projected unlevered pre- tax income. This tax calculation does not incorporate Company- specific factors impacting the tax rate such as current book- tax differences, nor does it attempt to look through a recap transaction in order to project the impact such differences or such a transaction might have on the Company’s effective tax rate. (3) Raymond James assumption; discount factor to risk- adjust for potential Highland Capital insolvency. (4) Using 91.4 million post- recap shares. Page 6

ONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Closing Balance Sheet May 28, 2009 10:16 AM Balance Sheet Adjustments Mar 2009 (1) Recap Closing Assets Cash $12.8 (3.0) $9.8 Restricted cash 0.3 -— 0.3 Accounts receivable 32.5 -— 32.5 Inventory 8.7 -— 8.7 Other current assets 7.0 3.0 10.0 Total current assets 61.2 61.2 Property & equipment 30.8 -— 30.8 Goodwill 122.1 -— 122.1 Investment in JV 8.0 -— 8.0 Other assets 16.5 -— 16.5 Total assets $238.5 $238.5 Liabilities and Equity Current liabilities Current portion of LT debt & capital leases $227.8 (227.8) Accounts payable 11.9 -— 11.9 Accrued expenses 14.0 -— 14.0 Deferred revenue 5.1 -— 5.1 Total current liabilities 258.8 (227.8) 31.0 Total debt (2) Existing LT debt 0.0 143.2 143.2 Total debt 0.0 143.2 143.2 Deferred tax liability 8.9 -— 8.9 Other liabilities 0.0 -— 0.0 Common equity and retained earnings (29.2) 84.6 55.4 Total equity (29.2) 84.6 55.4 Total liabilities and equity $238.5 $238.5 (1) Most recent balance sheet used for modeling purposes. (2) Reclassification of a portion of existing debt from a current liability to a long- term liability to attain 5.0x post- recap leverage; includes an associated recap of remaining debt to equity. Page 7

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Projected Income Statement May 28, 2009 10:16 AM Projected Post- Transaction Years Ending December 31, Income Statement Projection (1) 2008 A 2009 2010 2011 2012 2013 Net revenue $266.9 $248.0 $271.9 $296.6 $325.2 $360.1 Cost of sales and rentals (including rental equip. dep’n) 91.3 88.8 96.3 105.7 116.6 129.9 Gross margin 175.6 159.2 175.5 190.9 208.6 230.2 Operating expenses 132.9 124.3 130.5 135.4 143.1 153.4 Bad debt expense 4.6 5.1 5.7 6.2 6.8 7.6 G&A expenses 19.8 20.4 21.0 21.6 22.3 22.9 Earnings from joint ventures (6.2) (5.1) (5.3) (5.6) (5.9) (6.2) Depreciation and amortization (non- rental) 4.1 4.0 4.0 4.0 4.0 4.0 Operating profit 20.2 10.4 19.6 29.2 38.2 48.5 EBITDA (2) 51.4 37.3 45.9 56.6 67.0 78.7 Adjusted EBITDA (3) 51.5 37.2 45.9 56.6 67.0 78.7 Non- recurring costs (4) 0.1 (0.1) Other expense (1.0) 0.1 Net interest expense 15.6 14.5 13.1 12.3 10.9 9.0 Pre- tax income 5.6 (4.0) 6.5 16.9 27.3 39.5 Income taxes (5) 39.0% 5.1 2.2 6.3 9.4 18.8 16.4 Net income $0.5 $ (6.2) $0.2 $7.5 $8.5 $23.1 Growth Revenue (7.1%) 9.6% 9.1% 9.6% 10.7% Operating expenses (6.5%) 5.0% 3.7% 5.7% 7.2% G&A expense 2.6% 3.0% 3.0% 3.0% 3.0% Operating profit (48.4%) 87.6% 48.9% 31.0% 26.8% Adjusted EBITDA (27.8%) 23.4% 23.4% 18.3% 17.5% Pre- tax income (172.6%) -161.5% 61.5% 44.8% Margins Cost of sales and rentals (including rental equip. dep’n) 35.8% 35.4% 35.6% 35.8% 36.1% Operating expense 50.1% 48.0% 45.7% 44.0% 42.6% Bad debt expense 2.1% 2.1% 2.1% 2.1% 2.1% G&A expense 8.2% 7.7% 7.3% 6.8% 6.4% Depreciation and amortization 1.6% 1.5% 1.4% 1.2% 1.1% Operating profit 4.2% 7.2% 9.8% 11.7% 13.5% Adjusted EBITDA 15.0% 16.9% 19.1% 20.6% 21.9% Pre- tax income (1.6%) 2.4% 5.7% 8.4% 11.0%
(1) Source: Phoenix management projection dated 5.7.09. (2) Before non- rental and rental depreciation expense. (3) After adjusting for one- time expenses including change- of- control costs and loss or gain from the sale of centers. (4) Includes change- of- control costs and loss or gain from the sale of centers. (5) Income tax calculated as 39.0% (management estimated effective tax rate) of pre- tax income plus non- cash deferred tax expenses Page 8

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Projected Balance Sheet May 28, 2009 10:16 AM Closing Post- Transaction Years Ending December 31, Balance Sheet Projection Jun 2009 2009 2010 2011 2012 2013 Assets Cash $9.8 $7.0 $7.0 $7.0 $7.0 $7.0 Restricted cash (2) 0.3 0.3 0.3 0.3 0.3 0.3 Net accounts receivable (2) 32.5 35.8 36.5 39.8 43.6 48.3 Inventory (2) 8.7 11.1 11.0 10.5 10.4 10.5 Other current assets (2) 10.0 9.5 9.6 9.6 9.6 9.6 Total current assets 61.2 63.7 64.2 67.1 70.8 75.6 Property & equipment 30.8 27.6 26.0 24.4 22.7 21.0 Goodwill 122.1 122.1 122.1 122.1 122.1 122.1 Investment in JV (2) 8.0 8.7 9.0 9.0 9.0 9.0 Other assets (2) 16.5 16.2 17.0 17.0 17.0 17.0 Total assets $238.5 $238.3 $238.4 $239.6 $241.6 $244.7 Liabilities and Equity Current portion of LT debt -— -— -— -— — Accounts payable (2) $11.9 $16.3 $18.1 $19.3 $20.7 $22.4 Accrued expenses (2) 14.0 19.0 19.5 19.5 19.5 19.5 Deferred revenue (2) 5.1 5.7 5.9 6.2 6.5 6.8 Total current liabilities (2) 31.0 41.1 43.5 44.9 46.7 48.7 LT debt (1) 143.2 136.6 130.2 119.8 103.4 80.3 Total LT debt 143.2 136.6 130.2 119.8 103.4 80.3 Deferred tax liability (2) 8.9 11.1 14.9 17.7 25.9 26.9 Other liabilities (2) 0.0 0.5 0.5 0.5 0.5 0.5 Shareholders’ equity 55.4 49.1 49.3 56.7 65.2 88.2 Total liabilities and equity $238.5 $238.3 $238.4 $239.6 $241.6 $244.7 Leverage ratio Net debt / EBITDA (3) 5.0x 3.7x 2.8x 2.1x 1.5x 1.0x (1) Assumes LT debt is repaid on a priority basis annually with free cash flow. (2) Source: Phoenix management projection dated 5.7.09. (3) 2009 leverage as a multiple of annualized EBITDA for quarter ended March 31,2009.

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Projected Statement of Cash Flows May 28, 2009 10:16 AM Post- Transaction Years Ending December 31, Cash Flow Projection 2009 2010 2011 2012 2013 Net income $ (6.2) $0.2 $7.5 $8.5 $23.1 Depreciation & amortization (2) 26.9 26.3 27.4 28.8 30.3 Deferred tax expense (2) 2.2 3.8 2.8 8.2 1.0 Other liabilities (2) 0.5 0.0 Other assets (2) 0.2 (0.8) Net working capital change (2): Accounts receivable (3.4) (0.6) (3.3) (3.8) (4.7) Inventory (2.4) 0.1 0.4 0.2 (0.1) Other current assets 0.5 (0.0) Accounts payable 4.4 1.8 1.1 1.4 1.7 Accrued expenses 5.0 0.5 Deferred revenue 0.6 0.2 0.3 0.3 0.3 Net sub- total 4.8 1.9 (1.5) (1.9) (2.7) Cash from operations 28.3 31.3 36.3 43.5 51.6 Capital expenditures (2) (23.6) (24.7) (25.8) (27.1) (28.6) Investments in JV (2) (0.7) (0.3) Free cash flow 3.9 6.4 10.4 16.4 23.0 Cash available for debt amortization Minimum cash balance $7.0 6.6 6.4 10.4 16.4 23.0 Debt amortization senior — debt (6.6) (6.4) (10.4) (16.4) (23.0) Change in cash (1) $ (2.8) (1) Excess balance sheet cash is used to repay outstanding debt; subject to assumed $7.0 million minimum cash balance threshold. (2) Source: Phoenix management projection dated 5.7.09.

CONFIDENTIAL Project Phoenix ($s & shares in millions except per share) Balance Sheet Drivers and Debt Amortization May 28, 2009 10:16 AM Post- Transaction Years Ending December 31, Balance Sheet and Other Calculations 2009 2010 2011 2012 2013 Working Capital Drivers DSO 50.3 48.5 46.9 46.8 46.6 Days payables 58.1 65.3 64.5 62.6 60.6 Inventory turns 5.9 6.0 6.9 7.9 9.0 PPE Beginning property & equipment $30.8 $27.6 $26.0 $24.4 $22.7 Non- rental & rental capex 23.6 24.7 25.8 27.1 28.6 Depreciation (26.9) (26.3) (27.4) (28.8) (30.3) Ending property & equipment $27.6 $26.0 $24.4 $22.7 $21.0 Long Term Debt Beginning balance $143.2 $136.6 $130.2 $119.8 $103.4 Draws/(repayments) (6.6) (6.4) (10.4) (16.4) (23.0) Ending balance $136.6 $130.2 $119.8 $103.4 $80.3 Calculation of Net Interest Expense Interest expense 10.0% (1) $14.7 $13.3 $12.5 $11.2 $9.2 Interest income 3.0% (1) (0.3) (0.2) (0.2) (0.2) (0.2) Net interest expense $14.5 $13.1 $12.3 $10.9 $9.0 (1) Raymond James assumption. Page 11